                                                                EXHIBIT 99.1



[FCC LOGO]         PUBLIC NOTICE


Federal Communications Commission          Nexis media information 202/418-0500
1919 M St., N.W.                                     Fax-On-Demand 202/418-2820
Washington, D.C. 20554                            Internet:  http://www.fcc.gov
                                                                    Fgs.fcc.gov
-------------------------------------------------------------------------------

WIRELESS NARROWBAND BRANCH INFORMATION                       DA 97-78


                                                               January 13, 1997


The Wireless Telecommunications Bureau, under delegated authority, took the actions described within. A full text of the action documents will not be released.

Notice is hereby given to the public that the applications (listed in Attachment A. hereto) and authorizations (listed in Attachments B and C, hereto) for paging facilities held by MobileMedia Corporation, its affiliates and subsidiaries, are either dismissed as defective, pursuant to Commission Rule 22.128(d), 47 C.F.R. Section 22.128(d), or automatically terminated, pursuant to Commission Rule 22.144, 47 C.F.R. Section 22.144.

The applications for paging facilities listed in Attachment A hereto were filed pursuant to Revision of Part 22 and Part 90 of the Commission's Rules
                  ---------------------------------------------------------
to Facilitate Future Development of Paging Systems and Implementation of
------------------------------------------------------------------------
Section 309(i) of the Communications Act -- Competitive Bidding, WT Docket
---------------------------------------------------------------
No. 96-18. First Report and Order, 11 FCC Rcd 16570(1996)("40 Mile Rule") and are hereby dismissed as defective pursuant to Coimmission Rule 22.128(d), 47 C.F.R. Section 22.128(d) because they were found to have been predicated upon unconstructed facilities.

The authorizations for paging facilities listed in Attachment B hereto are hereby automatically terminated because they were not contstructed by the expiration date of their respective construction permits. They remain unconstructed. Notice is hereby given to the public pursuant to Commission Rule 22.144, 47 C.F.R. Section 22.144.

The authorizations for paging facilities listed in Attachment C hereto are hereby automatically terminated because they were not constructed by the expiration date of their respective construction permits. Notice is hereby given to the public pursuant to Commission Rule 22.144, 47 C.F.R. Section
22.144. Although the authorizations contained in Attachment C hereto are terminated, it is concluded that a grant of interim operating authority under
Section 4(i) of the Communications Act of 1934, as amended, would serve the public interest, convenience, and necessity by preserving the continuity of service to paging subscribers. See, e.g., LaStar Cellular Telephone Co., 4
                                          -----------------------------
FCC Rcd 3777 (1989, aff'd sub nom., La Star Cellular Telephone Co. v. FCC,
                    --------------  -------------------------------------
899 F.2d 1233 (D.C. Cir. 1990). Accordingly, MobileMedia Corporation, its affiliates and subsidiaries, may continue to operate the facilities contained in Attachment C hereto on an interim basis in accordance with the terms and conditions of the subject terminated authorizations until such time that the Commission takes further action and without prejudice to any enforcement related action that the Commission deems appropriate.

If there are questions concerning this Public Notice, please contact
Ms. Charlene Lagerwerff at (202) 530-8009 or by e-mail at clagerwe@fcc.gov.










                                       2